UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way Mount Airy, NC		27030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 2, 2012, Pike Enterprises, Inc. (the “Buyer”), a wholly owned subsidiary of Pike Electric Corporation (the “Company”), pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 22, 2012, among the Buyer, Synergetic Design Holdings, Inc. (the “Parent”), UC Synergetic, Inc., a wholly owned subsidiary of the Parent, and the shareholders party thereto, which collectively owned all of the outstanding capital stock of the Parent, acquired all of the outstanding capital stock of the Parent (the “Transaction”). A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

The terms of the Transaction were described in Item 1.01 of the Company’s Current Report on Form 8-K filed on June 27, 2012. The purchase price for the acquired assets consists of approximately $70 million in cash.

Item 7.01. Regulation FD Disclosure.

On July 2, 2012, the Company issued a press release announcing the completion of the Transaction, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description
2.1	Stock Purchase Agreement dated June 22, 2012 by and among Pike Enterprises, Inc., Synergetic Design Holdings, Inc., UC Synergetic, Inc., and the shareholders party thereto (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2) and will be furnished to the Securities and Exchange Commission upon request.)

99.1	Press Release of Pike Electric Corporation, issued July 2, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: July 2, 2012	By:	/s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President &
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
July 2, 2012	1-32582

PIKE ELECTRIC CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Stock Purchase Agreement dated June 22, 2012 by and among Pike Enterprises, Inc., Synergetic Design Holdings, Inc., UC Synergetic, Inc., and the shareholders party thereto (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2) and will be furnished to the Securities and Exchange Commission upon request.)

99.1	Press Release of Pike Electric Corporation, issued July 2, 2012